                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       Form 8-A


                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934



                            OAO TECHNOLOGY SOLUTIONS, INC.
                (Exact name of registrant as specified in its charter)


                 Delaware                             52-1973990
(State of incorporation or organization)    (I.R.S. Employer Identification No.)




    7500 Greenway Center Drive                             20770
     Greenbelt, Maryland                                 (Zip Code)
(Address of principal executive offices)




          Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    each class is to be registered


     None                                      Not Applicable



          Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, par value $.01 per share
                        Subscription Rights

Item 1.       Description of Registrant's Securities to be Registered

    The Registrant is registering 7,360,000 shares of common stock, par value $.01 per share (the "Common Stock"), and rights (the "Rights") to subscribe for 6,400,000 shares of Common Stock, pursuant to a registration statement on Form S-1 (File No. 333-33961) that was filed with the Securities and Exchange Commission on August 19, 1997 (the "Registration Statement"). Reference is made to the sections entitled "The Offering" and "Description of Capital Stock" in the preliminary prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.  Exhibits

         a. Certificate of Incorporation of the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement.

         b. By-laws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement.

                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                             OAO TECHNOLOGY SOLUTIONS, INC.


                             By:     /s/ Harvard H. Hopkins
                                 --------------------------------------
                                         Harvard H. Hopkins



Date: October 6, 1997